FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Ave, 12TH Floor
New York, NY 10019
212-506-3870

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE MONTHS AND YEAR ENDED DECEMBER 31, 2013
Highlights

•	Adjusted Funds from Operations (“AFFO”) of $0.14 and $0.74 per share-diluted (see Schedule I).

•
Closed $307.8 million commercial real estate ("CRE") securitization on December 23, 2013 and retained subordinated notes and equity of $46.9 million and expect to earn a return on invested equity of 20%.

•	CRE loan originations of $97.4 million and $344.3 million.

•	Completed $115.0 million 6.0% convertible senior notes offering on October 17, 2013 and received net proceeds of approximately $111.1 million after payment of offering costs.

•	GAAP net income allocable to common shares of $(0.01) and $0.33 per share-diluted.

•	Common stock cash dividend of $0.20 and $0.80 per share.

New York, N.Y., February 25, 2014 - Resource Capital Corp. (NYSE: RSO) (“RSO” or the “Company”), a real estate investment trust, or REIT, whose investment strategy focuses on commercial real estate assets, commercial mortgage-backed securities (“CMBS”), commercial finance assets and other investments, reported results for the three months and year ended December 31, 2013.

•
AFFO for the three months and year ended December 31, 2013 was $17.2 million, or $0.14 per share-diluted, and $88.6 million, or $0.74 per share-diluted, respectively. A reconciliation of GAAP net income to AFFO is set forth in Schedule I of this release.

•
GAAP net loss allocable to common shares for the three months was $948,000, or $(0.01) per share-diluted and GAAP net income allocable to common shares for the year ended December 31, 2013 was $39.2 million, or $0.33 per share-diluted, as compared to net income of $14.1 million, or $0.14 per share-diluted and $63.2 million, or $0.71 per share-diluted for the three months and year ended December 31, 2012, respectively. Included in net (loss) income for the three months and year ended December 31, 2013, was the combined effect of liquidation and deconsolidation of Whitney CLO I and Apidos CLO VIII, respectively. We incurred non-cash charges of approximately $16.0 million from accelerated amortization of notes issued at discounts and deferred costs for the three months ended December 31, 2013 and $18.5 million for these same accelerated items for the year ended December 31, 2013.

Jonathan Cohen, CEO and President of Resource Capital Corp., commented, "Our overall 2013 performance was negatively impacted by the faster than anticipated paydown of our corporate loan portfolio.  However, we are already putting cash to work in new investments and expect to further increase our investments in commercial real estate loans, middle market corporate loans and other investments.  As we do so, we expect Adjusted Funds from Operations to increase throughout 2014.  We have a very strong balance sheet, excellent liquidity and access to capital and growing origination platforms that are generating high quality investments with attractive returns.”

Additional highlights:
Commercial Real Estate

•	CRE loan portfolio is comprised of approximately 90% senior whole loans as of December 31, 2013, as compared to 85% a year ago.

•
RSO closed $324.8 million of new whole loans in the last 12 months with a weighted average yield of 6.51%, including origination fees. In addition, RSO funded $19.5 million of previous loan commitments on existing loans.

The following table summarizes RSO's CRE loan activities and fundings of previous commitments, at par, for the three months and year ended December 31, 2013 (in millions, except percentages):

	Three Months Ended	Year Ended	Floating Weighted Average Spread (1) (2)	Weighted Average Fixed Rate
	December 31, 2013	December 31, 2013
New whole loans production (3)	$97.4	$344.3	5.70%	—%
Payoffs (4)	(12.6)	(104.0)
Sales	—	(63.9)
Principal paydowns	(0.1)	(15.8)
Loans, net (5)	$84.7	$160.6
________________

(1)
Represents the weighted average rate above the one-month London Interbank Offered Rate (“LIBOR”) on loans whose interest rate is based on LIBOR as of December 31, 2013. Of these loans, $282.4 million have LIBOR floors with a weighted average floor of 0.44%.

(2)	Reflects rates on RSO's portfolio balance as of December 31, 2013.

(3)	Whole loan production includes the funding of previous commitments of $5.2 million and $19.5 million for the three months and year ended December 31, 2013, respectively.

(4)	CRE loan payoffs and extensions resulted in $7,000 and $1.4 million in extension and exit fees during the three months and year ended December 31, 2013, respectively.

(5)	The basis of net new loans does not include provisions for losses on legacy CRE loans of $669,000 and $2.7 million for the three months and year ended December 31, 2013, respectively.
CMBS

•
During the year ended December 31, 2013, RSO acquired $42.6 million, par value, of CMBS, which were financed by RSO's Wells Fargo repurchase facility and were AAA rated by at least one rating agency. In addition, RSO acquired $48.8 million, par value, of CMBS which were partially financed by alternate 30-day repurchase contracts with a repurchase value of $33.7 million. Also, during the year ended December 31, 2013, RSO acquired $43.9 million, par value, of CMBS, which were not financed with debt.

Commercial Finance - Syndicated Bank Loans

•
RSO's bank loan portfolio, including asset-backed securities (“ABS”), corporate bonds and certain loans held for sale, at the end of the fourth quarter of 2013 was $580.0 million, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 3.12% at December 31, 2013. RSO's bank loan portfolio was nearly 100% match-funded through three collateralized loan obligation (“CLO”) issuances.

•
During the year ended December 31, 2013, RSO bought bank loans, primarily through reinvestment of its existing CLOs, with a par value of $393.2 million, at a net discount of $3.3 million. These purchased loans have an aggregate weighted average unlevered annual yield of approximately 4.2%.

•	RSO, through its subsidiary Resource Capital Asset Management, earned $5.3 million of net fees during the year ended December 31, 2013.
Corporate

•
RSO also sold 256,000 and 2.4 million shares of its 8.25% Series B cumulative Preferred Stock at a weighted average price of $22.61 and $24.56, with a liquidation preference of $25.00, per share, for net proceeds of $5.7 million and $56.7 million for the three months and year ended December 31, 2013, respectively, pursuant to an at-the-market program.

Investment Portfolio

The table below summarizes the amortized cost and net carrying amount of RSO's investment portfolio as of December 31, 2013, classified by interest rate and by asset type. The following table includes both (i) the amortized cost of RSO's investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RSO's investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages):

	Amortized cost	Dollar price	Net carrying amount	Dollar price	Net carrying amount less amortized cost	Dollar price
December 31, 2013
Floating rate
RMBS	$1,919	20.76%	$451	4.88%	$(1,468)	(15.88)%
CMBS-private placement	27,138	92.39%	16,496	56.16%	(10,642)	(36.23)%
Structured notes	8,057	34.49%	11,107	47.55%	3,050	13.06%
Mezzanine loans (1)	12,455	98.97%	12,455	98.97%	—	—%
Whole loans (1)	745,789	99.56%	736,106	98.27%	(9,683)	(1.29)%
Bank loans (2)	544,923	99.27%	541,532	98.65%	(3,391)	(0.62)%
Middle market loans	10,250	100.00%	10,250	100.00%	—	—%
Loans held for sale (3)	6,850	94.82%	6,850	94.82%	—	—%
ABS Securities	25,406	91.39%	26,656	95.88%	1,250	4.50%
Corporate Bonds	2,517	29.32%	2,463	28.69%	(54)	(0.63)%
Total floating rate	1,385,304	96.71%	1,364,366	95.25%	(20,938)	(1.46)%
Fixed rate
CMBS-private placement	158,040	77.87%	164,222	80.91%	6,182	3.04%
CMBS-linked transactions	35,736	106.07%	30,066	89.24%	(5,670)	(16.83)%
B notes (1)	16,205	99.49%	16,031	98.42%	(174)	(1.07)%
Mezzanine loans (1)	51,862	100.06%	51,303	98.98%	(559)	(1.08)%
Residential mortgage loans	1,849	66.27%	1,849	66.27%	—	—%
Loans held for sale (3)	15,066	100.00%	15,066	100.00%	—	—%
Loans receivable-related party	6,966	100.00%	6,966	100.00%	—	—%
Total fixed rate	285,724	86.69%	285,503	86.62%	(221)	(0.07)%
Other (non-interest bearing)
Investment in real estate	29,778	100.00%	29,778	100.00%	—	—%
Property available-for-sale	25,346	100.00%	25,346	100.00%	—	—%
Investment in unconsolidated entities	74,438	100.00%	74,438	100.00%	—	—%
Total other	129,562	100.00%	129,562	100.00%	—	—%
Grand total	$1,800,590	95.19%	$1,779,431	94.07%	$(21,159)	(1.12)%

(1)	Net carrying amount includes an allowance for loan losses of $10.4 million at December 31, 2013, allocated as follows: B notes $174,000, mezzanine loans $559,000 and whole loans $9.7 million.

(2)	Net carrying amount includes allowance for loan losses of $3.4 million at December 31, 2013.

(3)	Loans held for sale are carried at the lower of cost or fair market value. Amortized cost is equal to fair value.

Liquidity
At January 31, 2014, after paying RSO's fourth quarter 2013 common and preferred stock dividends, RSO's liquidity is derived from three primary sources:

•	unrestricted cash and cash equivalents of $199.2 million, restricted cash of $500,000 in margin call accounts and $998,000 in the form of real estate escrows, reserves and deposits;

•	capital available for reinvestment in its eight securitizations of $40.5 million, of which $6.4 million is designated to finance future funding commitments on CRE loans; and

•	loan principal repayments that will pay down outstanding CLO notes of $18.9 million and $5.0 million in interest collections.
In addition, RSO has funds available through three term financing facilities to finance the origination of CRE loans of $207.6 million and $200.0 million, respectively, and to finance the purchase of CMBS of $45.7 million.
Capital Allocation
As of December 31, 2013, RSO had allocated its invested equity capital among its targeted asset classes as follows: 83% in CRE assets, 15% in commercial finance assets and 2% in other investments.
Supplemental Information
The following schedules of reconciliations or supplemental information as of December 31, 2013 are included at the end of this release:

•	Schedule I - Reconciliation of GAAP Net Income to Funds from Operations (“FFO”) and AFFO.

•	Schedule II - Book Value Allocable to Common Shareholders Rollforward.

•	Schedule III - Securitizations - Distributions and Coverage Test Summary.

•	Supplemental Information regarding loan investment statistics, CRE loans and bank loans.
About Resource Capital Corp.
RSO is a real estate investment trust that is primarily focused on originating, holding and managing commercial mortgage loans and other commercial real estate-related debt and equity investments. The Company also makes other commercial finance investments.
RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of Resource America, Inc. (NASDAQ: REXI), an asset management company that specializes in real estate and credit investments. The Company's objective is to be best in class among asset managers in the real estate and credit sectors as measured by returns to investors and the quality of the funds and businesses it manages. Resource America's investments emphasize consistent value and long-term returns with an income orientation.
For more information, please visit RSO's website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com.

Safe Harbor Statement
Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. RSO's actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	the availability of debt and equity capital to acquire and finance investments;

•	defaults or bankruptcies by borrowers on RSO's loans or on loans underlying its investments;

•	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RSO's investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RSO's ability to originate loans.
For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and the risks expressed in other of its public filings with the Securities and Exchange Commission.
RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.
The remainder of this release contains RSO's unaudited consolidated balance sheets, unaudited consolidated statements of income, reconciliation of GAAP net income to FFO and AFFO, Book value allocable to common shareholders rollforward, summary of CDO and CLO performance statistics and supplemental information regarding RSO's CRE loan and bank loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2013	December 31, 2012
	(unaudited)
ASSETS (1)
Cash and cash equivalents	$262,270	$85,278
Restricted cash	63,309	94,112
Investment securities, trading	11,558	24,843
Investment securities available-for-sale, pledged as collateral, at fair value	162,608	195,200
Investment securities available-for-sale, at fair value	47,229	36,390
Linked transactions, net at fair value	30,066	6,835
Loans held for sale	21,916	48,894
Property available-for-sale	25,346	—
Investment in real estate	29,778	75,386
Loans, pledged as collateral and net of allowances of $13.8 million and $17.7 million	1,369,526	1,793,780
Loans receivable–related party	6,966	8,324
Investments in unconsolidated entities	74,438	45,413
Interest receivable	8,965	7,763
Deferred tax asset	5,212	2,766
Principal paydown receivable	6,821	25,570
Intangible assets	11,822	13,192
Prepaid expenses	2,871	10,396
Other assets	10,726	4,109
Total assets	$2,151,427	$2,478,251
LIABILITIES (2)
Borrowings	$1,319,810	$1,785,600
Distribution payable	27,023	21,655
Accrued interest expense	1,693	2,918
Derivatives, at fair value	10,586	14,687
Accrued tax liability	1,629	13,641
Deferred tax liability	4,112	8,376
Accounts payable and other liabilities	12,650	18,029
Total liabilities	1,377,503	1,864,906
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized 8.50% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 680,952 and 676,373 shares issued and outstanding	1	1
Preferred stock, par value $0.001: 100,000,000 shares authorized 8.25% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share 3,485,078 and 1,126,898 shares issued and outstanding	3	1
Common stock, par value $0.001: 500,000,000 shares authorized; 127,918,927 and 105,118,093 shares issued and outstanding (including 3,112,595 and 3,308,343 unvested restricted shares)	128	105
Additional paid-in capital	1,042,480	836,053
Accumulated other comprehensive loss	(14,043)	(27,078)
Distributions in excess of earnings	(254,645)	(195,737)
Total stockholders’ equity	773,924	613,345
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,151,427	$2,478,251

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Continued)
(in thousands, except share and per share data)

	December 31, 2013	December 31, 2012
	(unaudited)
(1) Assets of consolidated Variable Interest Entities ("VIEs") included in the total assets (a) above:
Restricted cash	$61,372	$90,108
Investment securities available-for-sale, pledged as collateral, at fair value	105,846	135,566
Loans held for sale	2,376	14,894
Property available-for-sale	—	—
Loans, pledged as collateral and net of allowances of $8.8 million and $15.2 million	1,219,569	1,678,719
Interest receivable	5,627	5,986
Prepaid expenses	247	328
Principal paydown receivable	6,821	25,570
Other assets	—	333
Total assets of consolidated VIEs	$1,401,858	$1,951,504

(2) Liabilities of consolidated VIEs included in the total liabilities above (b):
Borrowings	$1,070,339	$1,614,882
Accrued interest expense	918	2,666
Derivatives, at fair value	10,191	14,078
Accounts payable and other liabilities	1,604	698
Total liabilities of consolidated VIEs	$1,083,052	$1,632,324

(a) Assets of each of the consolidated VIEs may only be used to settle the obligations of each respective VIE.
(b) The creditors of the Company's VIEs have no recourse to the general credit of the Company.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
REVENUES
Interest income:
Loans	$21,085	$38,273	$99,455	$109,030
Securities	3,360	3,776	14,309	14,296
Interest income − other	1,032	1,800	4,212	10,004
Total interest income	25,477	43,849	117,976	133,330
Interest expense	26,949	17,332	61,010	42,792
Net interest income	(1,472)	26,517	56,966	90,538
Rental income	4,048	4,821	19,923	11,463
Dividend income	17	18	273	69
Equity in net earnings (losses) of unconsolidated subsidiaries	1,837	(1,240)	949	(2,709)
Fee income	1,893	1,540	6,075	7,068
Net realized gain on sales of investment securities available-for-sale and loans	7,631	1,958	10,986	4,106
Net realized and unrealized gain (loss) on investment securities, trading	540	(915)	(324)	12,435
Unrealized gain (loss) and net interest income on linked transactions, net	502	342	(3,841)	728
Total revenues	14,996	33,041	91,007	123,698

OPERATING EXPENSES
Management fees − related party	3,214	5,000	14,220	18,512
Equity compensation − related party	2,606	1,224	10,472	4,636
Rental operating expense	2,978	3,590	14,062	8,046
General and administrative	7,349	3,356	16,110	9,773
Depreciation and amortization	814	1,911	3,855	5,885
Income tax (benefit) expense	(5,262)	7,624	(1,041)	14,602
Net impairment losses recognized in earnings	52	—	863	180
Provision for loan losses	2,479	9,017	3,020	16,818
Total operating expenses	14,230	31,722	61,561	78,452
	766	1,319	29,446	45,246
OTHER REVENUE
Gain on consolidation	—	2,498	—	2,498
Gain on the extinguishment of debt	—	11,235	—	16,699
Gain on the sale of real estate	9	—	16,616	—
Other income	391	—	391	—
Total other revenue	400	13,733	17,007	19,197
NET INCOME	1,166	15,052	46,453	64,443
Net income allocated to preferred shares	(2,114)	(911)	(7,221)	(1,244)
NET (LOSS) INCOME ALLOCABLE TO COMMON SHARES	$(948)	$14,141	$39,232	$63,199
NET (LOSS) INCOME PER COMMON SHARE - BASIC	$(0.01)	$0.14	$0.33	$0.71
NET (LOSS) INCOME PER COMMON SHARE - DILUTED	$(0.01)	$0.14	$0.33	$0.71
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	124,435,700	99,773,470	118,478,672	88,410,272
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	124,435,700	100,958,978	120,038,973	89,284,488

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO FFO and AFFO
(in thousands, except per share data)
(unaudited)

Funds from Operations
We evaluate our performance based on several performance measures, including funds from operations, or FFO, and adjusted funds from operations, or AFFO, in addition to net income.  We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts as net income (computed in accordance with GAAP), excluding gains or losses on the sale of depreciable real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures.
AFFO is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.  We calculate AFFO by adding or subtracting from FFO the non-cash impacts of the following: non-cash impairment losses resulting from fair value adjustments on financial instruments, provision for loan losses, equity investment gains and losses, straight-line rental effects, share based compensation, amortization of various deferred items and intangible assets, gains on sales of property that are wholly owned or through a joint venture in addition to the cash impact of capital expenditures that are related to our real estate owned. In addition, we calculate AFFO by adding and subtracting from FFO the cash impacts of the following: extinguishment of debt, sales of property and capital expenditures.
Management believes that FFO and AFFO are appropriate measures of our operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  Management uses FFO and AFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP, and capital expenditures, that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods.
While our calculations of AFFO may differ from the methodology used for calculating AFFO by other REITs and our AFFO may not be comparable to AFFO reported by other REITs, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our performance with some other REITs.  Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP.  Furthermore FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties.  Neither FFO nor AFFO should be considered as an alternative to GAAP net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

The following table reconciles GAAP net income to FFO and AFFO for the periods presented (unaudited) (in thousands, except per share data):

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net (loss) income allocable to common shares - GAAP	$(948)	$14,141	$39,232	$63,199
Adjustments:
Real estate depreciation and amortization	381	661	2,122	2,686
Gains on sale of property (1)	(333)	(224)	(14,588)	(1,664)
FFO	(900)	14,578	26,766	64,221
Adjustments:
Non-cash items:
Adjust for impact of imputed interest on VIE accounting	899	(3,049)	899	(3,049)
(Benefit) provision for loan losses	(1,186)	7,900	(3,325)	12,408
Amortization of deferred costs (non real estate) and intangible assets	1,151	3,140	6,060	8,896
Equity investment (earnings) losses	(195)	956	183	3,256
Share-based compensation	2,605	1,224	10,472	4,636
Impairment losses	52	—	863	180
Unrealized loss on CMBS marks - linked transactions	195	—	6,018	—
Straight-line rental adjustments	(6)	1	(12)	15
Add-back interest related to Whitney note discount amortization	—	—	2,549	—
Loss on liquidation and deconsolidation of Apidos VIII	16,036	—	16,036	—
Gain on the extinguishment of debt	—	(11,235)	—	(13,070)
Incentive Management Fee adjustment related to extinguishment of debt	—	2,614	—	2,614
REIT tax planning adjustments	(2,189)	6,810	890	6,810
Cash items:
Gain on sale of property (1)	333	224	14,588	1,664
Gain on the extinguishment of debt	561	7	7,810	670
Capital expenditures	(140)	(826)	(1,149)	(3,081)
AFFO	$17,216	$22,344	$88,648	$86,170

Weighted average common shares – diluted	124,436	100,959	120,039	89,284

AFFO per common share – diluted	$0.14	$0.22	$0.74	$0.97
__________________

(1)
Amounts represent gains/losses on sales of joint venture real estate interests that were recorded by RSO on an equity basis. Amounts for the year ended December 31, 2013, also include net gain on sale of property of $16.6 million after deducting incentive management fees paid to our manager, Resource Capital Manager, Inc., a subsidiary of Resource America, Inc., of $1.9 million.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
BOOK VALUE ALLOCABLE TO COMMON SHAREHOLDERS ROLLFORWARD
(dollars in thousands, except per share data)
(unaudited)

	Amount	Per Share
Book value at December 31, 2012, allocable to common shareholders (1)	$570,893	$5.61
Net income allocable to common shareholders	39,232	0.32

Change in other comprehensive income:
Available for sale securities	8,399	0.07
Derivatives	4,440	0.04
Foreign currency conversion	196	—
Discount on 6.0% convertible senior notes (2)	4,851	0.04
Common dividends	(98,016)	(0.80)
Proceeds/Accretion from additional shares issued during the year (3)	144,686	0.13
Total net increases	103,788	(0.20)
Book value at December 31, 2013, allocable to common shareholders (1)(4)	$674,681	$5.41
__________________

(1)
Per share calculations exclude unvested restricted stock, as disclosed on the consolidated balance sheets, of 3.3 million and 3.1 million shares as of December 31, 2012 and December 31, 2013, respectively.

(2)
The discount on the 6.0% convertible senior notes reflects the difference between the stated value of the debt and the fair value of the notes as if they were issued without a conversion feature and at a higher rate of interest that we estimate would have been applicable without the conversion feature.  The discount will be amortized on a straight-line basis as additional interest expense through maturity on December 1, 2018.

(3)
Includes issuance of common shares from a common stock offering of 18.7 million shares, our dividend reinvestment plan of 3.1 million shares, and 934,000 combined incentive management fee shares issued to the Manager and vesting of shares of restricted stock.

(4)	Book value is calculated as total stockholder's equity of $773.9 million less preferred stock equity of $99.2 million.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF CDO AND CLO PERFORMANCE STATISTICS
(in thousands)
(unaudited)

Securitizations - Distributions and Coverage Test Summary
The following table sets forth the distributions made and coverage test summaries for each of RSO's securitizations for the periods presented (in thousands):

	Cash Distributions		Annualized Interest Coverage Cushion	Overcollateralization Cushion
	Year Ended		As of	As of	As of Initial
	December 31,		December 31,	December 31,	Measurement
Name	2013 (1)	2012 (1)	2013 (2) (3)	2013 (4)	Date
	(actual)	(actual)
Apidos CDO I (5)	$4,615	$7,971	$1,583	$13,252	$17,136
Apidos CDO III (6)	$6,495	$8,742	$2,385	$9,700	$11,269
Apidos Cinco CDO (7)	$12,058	$11,109	$5,451	$19,639	$17,774
Apidos CLO VIII (8)	$20,021	$2,992	N/A	N/A	N/A
Whitney CLO I (9)	$13,470	$802	N/A	N/A	N/A
RREF 2006-1 (10)	$36,828	$15,050	$5,675	$67,512	$24,941
RREF 2007-1 (11)	$10,880	$13,226	$7,418	$43,803	$26,032
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(1)
Distributions on retained equity interests in securitizations (comprised of note investments and preference share ownership) and principal paydowns on notes owned; RREF 2006-1 includes $28.1 million and $2.3 million of paydowns for the years ended December 31, 2013, and 2012, respectively.

(2)	Interest coverage includes annualized amounts based on the most recent trustee statements.

(3)
Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of securitization notes senior to RSO's preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the securitization issuer exceeds the maximum amount required.

(5)	Apidos CDO I's reinvestment period expired in July 2011.

(6)	Apidos CDO III's reinvestment period expired in June 2012.

(7)	Apidos Cinco CDO's reinvestment period ends in May 2014.

(8)
Distributions from Apidos CLO VIII, include $1.3 million and $752,000 in collateral management fees for the years ended December 31, 2013 and 2012, respectively. RSO's contribution of $15.0 million represents 43% of the subordinated debt. Apidos CLO VIII’s non-call period ended on October 17, 2013, at which time all assets were liquidated and all outstanding notes were paid off.

(9)
Whitney CLO I was acquired in October 2012. Distributions from Whitney CLO I include $442,000 and $236,000 of collateral management fees for the years ended December 31, 2013 and 2012, respectively. RSO held 68.3% of the outstanding preference shares before Whitney CLO I was called and substantially liquidated in September 2013.

(10)	RREF 2006-1's reinvestment period expired in September 2011.

(11)	RREF 2007-1's reinvestment period expired in June 2012.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)

Loan Investment Statistics

The following table presents information on RSO's impaired loans and related allowances for the periods indicated (based on amortized cost):

	December 31,	December 31,
	2013	2012
Allowance for loan losses:
Specific allowance:
Commercial real estate loans	$4,572	$2,142
Bank loans	2,621	3,236
Total specific allowance	7,193	5,378
General allowance:
Commercial real estate loans	5,844	5,844
Bank loans	770	6,469
Total general allowance	6,614	12,313
Total allowance for loans	$13,807	$17,691
Allowance as a percentage of total loans	1.0%	0.9%

Loans held for sale:
Commercial real estate	$—	$34,000
Bank loans	6,850	14,894
Residential mortgage loans	15,066	—
Total loans held for sale (1)	$21,916	$48,894
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(1)	Loans held for sale are presented at the lower of cost or fair value.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents commercial real estate loan portfolio statistics as of December 31, 2013 (based on par value):

Security type:
Whole loans	90.3%
Mezzanine loans	7.8%
B Notes	1.9%
Total	100.0%

Collateral type:
Multifamily	38.4%
Retail	19.0%
Hotel	18.3%
Office	15.5%
Mixed Use	3.9%
Industrial	1.7%
Other	3.2%
Total	100.0%

Collateral location:
Southern California	28.7%
Northern California	10.3%
Texas	14.6%
Arizona	6.4%
Florida	4.5%
Washington	3.6%
Minnesota	3.5%
Nevada	3.0%
Utah	3.0%
Other	22.4%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents bank loan portfolio statistics by industry as of December 31, 2013 (based on par value):

Industry type:
Healthcare, education and childcare	15.8%
Diversified/conglomerate service	12.2%
Chemicals, plastics and rubber	7.3%
Automobile	6.7%
Broadcasting and entertainment	5.9%
Retail Stores	5.4%
CDO	4.7%
Electronics	3.6%
Oil and Gas	3.4%
Leisure, amusement, motion pictures, entertainment	3.3%
Personal, food and miscellaneous services	3.1%
Aerospace and Defense	2.8%
Telecommunications	2.6%
Personal Transportation	2.6%
Finance	2.0%
Other	18.6%
Total	100.0%